UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

JONES SODA CO.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by Jones Soda Co. (the “Company”) with the United States Securities and Exchange Commission on April 5, 2023 (the “Original Filing”) amends and restates the Original Filing to remove references to Jackob Ripshtein, who gave notice to the Company’s board of directors (the “Board”) that he will be unable to serve as a director on the Board for personal reasons and consequently declined both his appointment to the Board and nomination to be elected to serve as a director at the Annual Meeting (defined below).

References to Mr. Ripshtein do not appear in the proxy materials sent to shareholders.

JONES SODA CO.

4786 1st Avenue South, Suite 103

Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2023

9:00 A.M.

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Jones Soda Co. (the “Company,” “we,” “us,” or “our”) which will be held at 9:00 a.m. Seattle time on Monday, May 15, 2023. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2023. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. Only shareholders who owned stock at the close of business on the record date, March 20, 2023, are entitled to receive notice and to vote at the Annual Meeting, or any adjournments of the Annual Meeting that may take place. At the Annual Meeting, you will be asked to consider and act upon the following matters:

1.	To elect five directors to serve for a one-year term to expire at the 2024 annual meeting of shareholders;

2.	To approve, on an advisory basis, the Company’s 2022 named executive officer compensation;

3.	To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on March 20, 2023 as the record date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY NOMINATED DIRECTORS DESCRIBED IN THE PROXY STATEMENT, “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S 2022 NAMED EXECUTIVE OFFICERS, AND “FOR” RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Each of these items of business is more fully described in the proxy statement for the Annual Meeting (the “Proxy Statement”).

Internet Availability of Proxy Materials – In accordance with applicable Securities and Exchange Commission rules, we are making our proxy materials, including the Proxy Statement and the related proxy as well as our annual report to security holders (which is not a part of our proxy solicitation materials), available over the Internet at https://www.jonessoda.com/pages/sec. Please read the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held by Virtual Meeting on May 15, 2022 (the “Notice of Internet Availability”) and Proxy Statement for more information on this alternative, which we believe will allow us to provide shareholders with the information they need while lowering the costs of delivering the Proxy Statement and related materials and reducing the environmental impact of the Annual Meeting.

By the Order of the Board of Directors

/s/ Paul Norman
Paul Norman
Chairman of the Board of Directors

Seattle, Washington

Dated: April 6, 2023

Please note that in order to attend and vote at the Annual Meeting via live webcast, shareholders will need to access the website at www.virtualshareholdermeeting.com/JSDA2023 and input the unique 16-digit control number assigned to such shareholder, as set forth on the shareholder’s proxy card or the Notice of Internet Availability.

IMPORTANT

We urge you to vote by telephone, by internet or by marking your vote on the proxy card, signing and dating the proxy card, and returning it to us in the envelope provided at your earliest convenience. Your vote will ensure the presence of a quorum at the Annual Meeting and will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is provided for that purpose. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option as described in the Proxy Statement. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.

4786 1st Avenue South, Suite 103

Seattle, Washington 98134

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2023

9:00 A.M.

The Board of Directors (the “Board” or “Board of Directors”) of Jones Soda Co. (the “Company”) is soliciting your proxy to vote at the Company’s annual meeting of shareholders, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. (Seattle time) on Monday, May 15, 2023. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2023. The matters for consideration at the Annual Meeting are as set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and shareholders of record access to our proxy materials over the Internet. Beneficial owners are shareholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 5, 2023 to our beneficial owners and shareholders of record who owned our common stock at the close of business on March 20, 2023. Beneficial owners and shareholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and shareholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically will remain in effect until the shareholder changes its election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2023.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the Notice.

The Annual Meeting webcast will begin promptly at 9:00 a.m. (Seattle time) on Monday, May 15, 2023. Online access will begin at 8:45 a.m. (Seattle time), and we encourage you to access the Annual Meeting prior to the start time. You will be able to participate in the Annual Meeting online, submit your questions and vote your shares electronically during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2023. During the live Q&A session of the Annual Meeting, members of our executive leadership team will be available to answer any questions you may have.

We will have technicians ready to assist you with any technical difficulties you may encounter accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting.

Who is Entitled to Vote?

The Board has fixed the close of business on March 20, 2023 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 100,623,135 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting. If your shares are represented by a completed and signed proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with the recommendations of the Board.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Odyssey Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are four matters scheduled for a vote:

1.	To elect five directors to serve for a one-year term to expire at the 2024 annual meeting of shareholders;

2.	To approve, on an advisory basis, the Company’s 2022 named executive officer compensation; and

3.	To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been revoked or withdrawn, notwithstanding that they may have been voted on the same or any other matter at a previous meeting.

How Do I Vote?

Shareholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. Go to www.proxyvote.com.

2	By toll-free telephone: call 1-800-690-6903.

3.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	Vote during the meeting. Vote during the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a street name shareholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when one-third of the shares entitled to vote as of the Record Date, are represented in person (virtually) or by proxy. Thus, 33,540,234 shares must be represented in person (virtually) or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person (virtually) at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our shareholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a shareholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of five directors to serve for a one-year term to expire at the 2024 annual meeting of shareholders;

2.	“FOR” the advisory vote on our 2022 named executive officer compensation; and

3.	“FOR” the ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

This authorization would exist, for example, if a shareholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote. The ratification of the appointment of our independent registered public accounting firm (Proposal 3) is the only routine proposal to be presented at the Annual Meeting. If nominees exercise this discretionary voting authority on Proposal 3, such shares will be considered present at the Annual Meeting for determining whether a quorum is present.

Brokers cannot use discretionary authority to vote shares on the election of directors or the approval of the advisory vote on executive compensation if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a shareholder’s affirmative choice to decline to vote on a proposal. An abstention is not considered a “vote cast” and so is not counted either “for” or “against” any proposal that requires a majority of votes cast in favor in order to pass, which includes all of the proposals being presented at the Annual Meeting.. Abstentions will be counted as present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the five members to our Board of Directors	Plurality of the votes cast (the five directors receiving the most “FOR” votes)

Approval of an advisory vote on our 2022 named executive officer compensation	A majority of the votes cast in favor exceeds the number of votes cast against.

Ratification of the appointment of Armanino LLP as our independent registered public accounting firm for our fiscal year Ending December 31, 2023	A majority of the votes cast in favor exceeds the number of votes cast against

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting during the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Jones Soda Co., PO Box 80526, Seattle, WA 98108. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our shareholders do not have appraisal rights under Washington law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Shareholder Proposals Due for the 2024 Annual Meeting?

We currently intend to hold the Company’s 2024 annual meeting of shareholders in May 2024. Eligible shareholders who wish to present proposals for action at the 2024 annual meeting of shareholders in accordance with the Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in our Proxy Statement must submit their proposals in writing to our Corporate Secretary, at PO Box 80526, Seattle, WA 98108 no later than the close of business on December 4, 2023. As described in the rules under the Exchange Act, simply submitting a proposal does not guarantee that it will be included.

In addition, as set forth in our Amended and Restated Bylaws, any shareholder who intends to present a proposal at the 2024 annual meeting of shareholders (other than a director nomination) must deliver notice to our Corporate Secretary no later than 90 days and no earlier than 120 days before the first anniversary of the date of the prior year's annual meeting. This means that for the 2024 annual meeting of shareholders, we must receive notice no earlier than January 15, 2024 and no later than February 14, 2024, or such proposal will be considered untimely. Section 2.6.2 of our Amended and Restated Bylaws also requires the shareholder to provide additional specified information regarding the business that the shareholder proposes to bring before the meeting.

In addition, shareholders who intend to nominate persons for election to the Board of Directors at the Company’s 2024 annual meeting of shareholders must provide advance written notice of such nomination in the manner required by our Amended and Restated Bylaws. Written notice of nominations, complying with Section 2.6.1 of the Amended and Restated Bylaws, must be delivered or mailed by first class United States mail, postage pre-paid, to our Corporate Secretary not less than 14 days nor more than 50 days prior to the date of the 2024 annual meeting of shareholders; provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed above, to our Corporate Secretary not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the five director nominees set forth herein, and Proposal 2, approval, on an advisory basis, of the Company’s 2022 named executive officer compensation. Members of the Board and executive officers of the Company do not have any interest in Proposal 3, the ratification of the appointment of the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our shareholders.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors selects the Chairman by consensus. Mr. Norman currently serves as the Chairman of the Board. The Board of Directors does not have a specific policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate, or if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors. Currently, these roles are separate and the Chairman is a non-employee director. The Board of Directors believes that it should have discretion to determine the most appropriate leadership structure within the Board of Directors from time to time.

The Board of Directors believes having an independent Chairman of the Board is the appropriate leadership structure for the Board of Directors at this particular time. The Board of Directors believes this structure ensures a greater role for the independent directors in the oversight of the Company, as well as their active participation in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board of Directors also believes its administration of risk oversight, as discussed below, has not affected the Board's leadership structure.

The Board of Directors oversees the Company’s risk management process, while executive management oversees and manages risk on a day-to-day operational basis. The Board of Directors receives regular reports from executive management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. While the Board of Directors is ultimately responsible for risk oversight, each of the committees of the Board of Directors assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of financial risks by identifying key areas of risk for the Company, reviewing management's policies, programs and policies to deal with risk, identifying members of management whose responsibility it is to manage risks and receiving reports from such persons. The Compensation and Governance Committee is responsible for overseeing the management of risks relating to corporate governance and the compensation of executives, employees and non-employee directors. The independent members of the board manage risks associated with Board composition, including the independence of Board members. The Chair of the relevant Board committee reports on its discussions regarding risk management to the full Board of Directors, enabling the Board of Directors and its committees to coordinate the risk oversight roles.

Director Independence

Our Board of Directors has determined that four of our director nominees, Messrs. Bronstein, Reichman, Norman and Sirkin, are “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”). In making its independence determinations, our Board of Directors considered all relationships between any of the directors and our Company.

Committee of our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation and Governance Committee (the “Compensation Committee”), and a Mergers and Acquisitions and Investments Committee. Our entire Board of Directors serves in place of a Nominating Committee, and our independent directors are responsible for, among other things, identifying individuals qualified to become members of our Board of Directors and approving director candidates for election to our Board of Directors.

Audit Committee

The Audit Committee represents our Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices, and any related party transactions. Among its responsibilities, the Audit Committee: is responsible for selecting, retaining or replacing our independent auditors; reviews the scope, fees and result of their audit; reviews the independence of the auditors; reviews and approves any non-audit services and related fees; is informed of their significant audit findings and management's responses; reviews the adequacy of our accounting and financial personnel; reviews our financial reporting processes and internal controls over financial reporting and disclosure controls and procedures; and oversees legal and regulatory compliance matters, including reviewing and approving all significant related party transactions and potential conflict of interest situations. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee also periodically reviews, in consultation with the Compensation Committee, our Code of Conduct and Code of Ethics, and establishes and reviews (a) procedures for receipt, retention and treatment of complaints regarding our accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on a periodic basis, and by the Board of Directors as appropriate. A current copy of the charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

Until the resignation of Jamie Colbourne from the Board on April 1, 2023, the Audit Committee was comprised of Messrs. Colbourne (Chair), Sirkin, Bronstein and Reichman. The audit is currently comprised of Messrs. Sirkin (Chair) and Reichman. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Sirkin, Colbourne, Bronstein and Reichman qualify as an “independent” director under applicable SEC and Nasdaq rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, other than Mr. Colbourne, who served as our Interim Chief Financial Officer from November 23, 2021 to March 15, 2022, no member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board of Directors has determined that  Jamie Colbourne qualified as an “audit committee financial expert” as defined under applicable SEC rules. In connection with the resignation of Jamie Colbourne from the Board, the Audit Committee currently does not have an “audit committee financial expert” and the Board is actively seeking candidates to serve on the Board who would be able to serve on the Audit Committee in such capacity.

Compensation and Governance Committee

The Compensation Committee is currently comprised of Messrs. Sirkin (Chair), Reichman, and Bronstein From March 15, 2022 until September 13, 2022, the Compensation Committee also included Mr. Spiro, who resigned from the Board on September 13, 2022. Our Board of Directors has determined that, after consideration of all relevant factors, each of the directors who served on the Compensation Committee during the year ended 2022 qualified as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules and qualified as an “outside director” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee makes recommendations to our Board of Directors regarding our general compensation policies as well as the compensation plans and specific compensation levels for our executive officers.

The Compensation Committee has a number of functions and responsibilities as delineated in its written charter, which is reviewed by the committee on an annual basis, and by our Board of Directors as appropriate. A current copy of the Compensation Committee charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The primary functions of the Compensation Committee are to (i) assist our Board of Directors with its responsibilities relating to compensation of our Chief Executive Officer and other executives, employees and directors who are not our employees, (ii) advise our Board of Directors in connection with our retirement, welfare and other benefit plans, and (iii) develop, update, as necessary, and recommend to our Board of Directors corporate governance principles and policies applicable to us, and monitor compliance with such principles and policies. The Compensation Committee, when appropriate, may delegate authority to subcommittees and may delegate authority to one or more designated members of the committee, our Board of Directors or our officers. Additionally, the Compensation Committee, in its sole discretion, may retain compensation consultants, independent counsel, accounting and other professionals without seeking approval of our Board of Directors with respect to the selection, fees or retention terms for these advisors. The Compensation Committee did not retain a compensation consultant in 2022.

Under its charter, the Compensation Committee establishes and annually reviews policies regarding executive compensation. With respect to our Chief Executive Officer, the Compensation Committee solicits input from the full Board of Directors and, based on that input, develops corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and recommends to our Board of Directors the Chief Executive Officer’s compensation based on this evaluation and other relevant information. For other executive officers, the Chief Executive Officer provides the Compensation Committee a performance assessment and recommendation regarding performance goals and compensation. The Compensation Committee reviews this information and the recommendations, as well as other relevant information, and recommends the compensation of these officers on an annual basis to our Board of Directors for approval. With respect to equity grants, the Compensation Committee has the authority, without approval from our Board of Directors, to approve all equity awards to employees and executive officers, although our general practice is to obtain approval from our Board of Directors of equity awards.

The Chief Executive Officer reports to the Compensation Committee periodically on the results of the evaluations of our executive officers (other than the Chief Executive Officer). In addition to the Chief Executive Officer’s involvement in setting individual performance goals, conducting evaluations and making compensation recommendations for other executive officers, our management team plays an active role in updating the Compensation Committee on the trends and challenges of hiring, retaining and competing for talent. The management team periodically suggests alternative forms of compensation or compensation strategies to assist the Compensation Committee in recommending to our Board of Directors compensation packages that will enable us to attract and retain key talent.

Under its charter, the Compensation Committee also reviews director compensation practices, including analysis of our practice in comparison to other companies, and recommends to our Board of Directors revisions to the Company’s director compensation program. In addition, the Compensation Committee develops, periodically reviews and recommends to our Board of Directors director and executive stock ownership guidelines, and provides oversight and recommendations to our Board of Directors regarding our tax-qualified and nonqualified benefit plans. In addition, the Compensation Committee develops and recommends to our Board of Directors procedures for selection of the Chairperson of the Board, and helps develop an annual meeting calendar for our Board of Directors. The Compensation Committee recommends to our Board of Directors, as appropriate, the number, type, functions and structure and independence of the committees of our Board of Directors, and helps determine procedures for selection of the Chief Executive Officer and assists with the development and maintenance of a succession plan. The Compensation Committee also periodically reviews, in consultation with the Audit Committee, our Code of Conduct and Code of Ethics, and consults with and supports the Audit Committee with respect to the establishment of (a) procedures for receipt, retention and treatment of complaints regarding our accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Compensation Committee also develops, reviews and recommends such other corporate governance policies and principles as it deems appropriate.

Mergers and Acquisitions and Investment Committee

On March 15, 2022, our Board of Directors formed the Mergers and Acquisitions and Investments Committee to examine possible strategic acquisitions and significant investments by us and to formulate recommendations concerning any such possible transactions to our Board as a whole. The Mergers and Acquisitions and Investments Committee is currently comprised of Messrs. Reichman (Chair), Sirkin, and Norman.

Director Nominations Process

Until March 15, 2022, the Board had a nominating committee that was responsible for selection of directors on the Board. Our entire Board of Directors now serves in place of the Nominating Committee, and our independent directors are responsible for, among other things, identifying individuals qualified to become members of our Board of Directors and approving director candidates for election to our Board of Directors, including the development of policies and procedures to assist in the performance of these responsibilities. In the event there is a vacancy on our Board of Directors, the independent members of our Board of Directors will initiate the effort to identify appropriate director candidates. The independent members of our Board of Directors will also periodically review the appropriate size of our Board of Directors, any appropriate restrictions on service on our Board of Directors, such as term limits and retirement policy, standards regarding our definition of “independence,” establish performance criteria/expectations for director performance, and oversee the criteria and method for evaluating the effectiveness of our Board of Directors. See “Considerations in Evaluating Director Nominees” for more information on our director nominating process.

Code of Business Conduct and Ethics

We have a Code of Ethics that applies to our Chief Executive Officer and other senior financial officers, as well as a Code of Conduct applicable to all directors, officers and employees. A copy of each is posted on our website at www.jonessoda.com under the Investor Relations tab, under “Corporate Governance” and under the headings “Code of Ethics” and “Code of Conduct,” respectively. If we waive any material provision of our Code of Conduct or Code of Ethics for our Chief Executive Officer or senior financial officers or substantively change the codes, we will disclose that fact on our website within four business days.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors and employees are prohibited from engaging in short sales of our securities and any hedging or monetization transactions involving our securities. Our Insider Trading Policy further prohibits such persons from holding our securities on margin in a margin account or otherwise pledging our securities. As of December 31, 2022, none of our directors or executive officers had pledged any shares of our common stock.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2022, the Board of Directors held seven meetings; the Audit Committee held four meetings; the Compensation Committee held two meetings; and the Mergers and Acquisitions and Investment Committee held two meetings. During fiscal year 2022, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his tenure. The independent members of the Board of Directors also meet separately without management directors to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Shareholders’ Meeting

We do not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend.

Communication with Directors

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., PO Box 80526, Seattle, WA 98108. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of the Company, and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock related matter; or

●	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., PO Box 80526, Seattle, WA 98108. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his review and follow-up action as he deems appropriate.

Considerations in Evaluating Director Nominees

The Board of Directors determined that given the current size of the Company that director nomination responsibilities should be overseen by the entire Board. The Board’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. The Board of Directors has adopted the Director Selection Guidelines, a copy of which is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.” In accordance with the Director Selection Guidelines, the Board of Directors, will review the following considerations, among others, in their evaluation of candidates for Board nomination: personal and professional ethics; training, experience and ability in making and overseeing policy in business; commitment to fulfilling the duties of the Board of Directors; commitment to understanding the Company’s business; commitment to engaging in activities in the best interests of the Company; independence; diversity; industry knowledge and contacts; financial or accounting expertise; leadership qualities; public company board of director and committee experience; and other relevant qualifications. The Board does not have a formal policy with respect to diversity; however, the Board believes it essential to have directors representing diverse viewpoints. Accordingly, diversity is one factor considered by the Board in evaluating overall Board composition and evaluating appropriate director candidates. We believe our current directors bring strong diversity of experiences to the Board as leaders in business, finance and legal affairs. The Board periodically reviews the composition of the Board and assesses the characteristics and critical skills required of prospective director candidates.

Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the Board, there are no stated minimum criteria, qualities or skills for director nominees. The Board may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable Nasdaq rules.

The Board identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Board also takes into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for reelection, if the Board decided to fill a director position that is currently vacant or if the Board decides to recommend that the size of the Board be increased, the Board will identify the desired skills and experience of a new nominee in light of the criteria described above. Potential director candidates are referred to the Chair of the Board for consideration by the Board as a whole. If necessary or desirable in the opinion of the Board, the Board will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist in the identification of director candidates. The Board recommends the director nominees to the shareholders for election.

The Board will consider candidates recommended by shareholders in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chair of the Board, c/o the Corporate Secretary of the Company, providing the candidate's name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2023 annual meeting of shareholders must provide advance written notice of such nomination to the Corporate Secretary of the Company in the manner described below under the heading “When are Shareholder Proposals Due for the 2023 Annual Meeting?”

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will elect five directors to hold office until the 2024 annual meeting of shareholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Directors are elected by a plurality of votes cast by shareholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Pursuant to Section 2 of that certain Investor Rights Agreement dated July 11, 2019 (the “IRA”) entered into by us, Heavenly Rx Ltd. (“Heavenly Rx”) and certain of our shareholders, we are required to nominate for election to the Board of Directors two directors designated by Heavenly Rx. Each of Paul Norman and Clive Sirkin are “Investor Designees” of Heavenly Rx, as defined in the IRA.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of the Record Date.

NAME	AGE	POSITION
Mark Murray	63	President, Chief Executive Officer and Director
Paul Norman	57	Chairman of the Board of Directors
Gregg Reichman	62	Director
Clive Sirkin	58	Director
Chad Bronstein	35	Director

The business background and certain other information about our directors is set forth below.

Mark Murray

Mr. Murray was appointed as our President effective September 1, 2020 and as our Chief Executive Officer as of December 1, 2020, and has been a director of Jones Soda since May 19, 2021.  Prior to that, he was the President of JGC Food Company (“JGC”), a position he held from 2017 to May 2019, and was previously the Vice President of Sales and Marketing of JGC from 2013 to 2017. He was the Vice President of Sales of Harry’s Fresh Foods from 2011 and 2013 and Vice President of National Accounts of Solo Cup Company from 2008 to 2011.  Previous to 2008, Mr. Murray held numerous other roles in sales and marketing, including a 22-year career with Kraft Foods. Mr. Murray received a Bachelor of Arts degree in Marketing, from Michigan State University.  We believe Mr. Murray is qualified to serve on our Board of Directors because he brings first-hand knowledge of the Company's day-to-day operations as well as an understanding of the operational, financial and strategic issues facing our Company.

Paul Norman

Mr. Norman has been a director of Jones Soda since August 2019 and has served as the Chairman of our Board of Directors since March 15, 2022. In addition, since February 2021, Mr. Norman has served as the President of CHW Acquisition Corporation (Nasdaq: CHWA). Mr. Norman is a global consumer products leader with over 30 years of experience creating brand and shareholder value. He currently serves on the boards of directors of Hearthside Food Solutions, a contract food manufacturer and PureK Holdings (TSX-V: PKAN), a CBD retail products company. From 2019 to 2020, he served as chairman and CEO of HeavenlyRx, a privately held CBD wellness company. Prior to HeavenlyRx, Mr. Norman spent three decades at Kellogg, the $11 billion multinational food-manufacturing company, where his tenure was defined by transformation, profitable growth and shareholder value creation through strategic portfolio management, innovation and diverse talent development and leadership. He has deep experience in building brands while successfully navigating complex regulatory environments where challenges around marketing and nutrition/ ingredient labeling restrictions are constantly evolving. As President of Kellogg’s $9 billion North American business from 2015 to 2018, Mr. Norman led initiatives such as the exit of Direct Store Delivery, which transformed U.S. Snacks to a warehouse pull model. He was instrumental in accelerating mergers and acquisitions activity at Kellogg, including Kellogg’s acquisition of RX bar in 2017 for $600 million. In his role, Mr. Norman interacted regularly with the Kellogg board of directors, attending all board meetings and collaborating closely with several sub-committees. He also participated in analyst and investor calls for the company. Prior to serving as President of Kellogg’s North American business in 2015, Mr. Norman served as the company’s Chief Growth Officer from 2013 to 2015, where he developed the Kellogg global category operating model. In that role he focused on long-term innovation, building sales and marketing capability, and long-term strategy for the company’s breakfast and snacks categories. Concurrent with the Chief Growth Officer role, Mr. Norman served as interim President of the U.S. Morning Foods business, which generated approximately $3 billion in revenues. In 2008, he was promoted to president of Kellogg International, where he built a team and platform to support international growth, a key pillar of the company’s growth plan. As part of that team, Mr. Norman helped to facilitate the acquisition of Pringles® in 2012, which was key to the company’s plans for global expansion and growth. In 2012, he led the integration of Pringles® and the restructuring of Kellogg’s European business to implement the new “Wired to Win” operating model, which resulted in significantly improved European top and bottom line performance. From 2004 to 2008, Mr. Norman led U.S. Morning Foods, which included cereal, PopTarts®, the Kashi Company, and the frozen foods division, to five years of sequential profitable sales and share growth. He was named managing director of Kellogg’s U.K./ Republic of Ireland business in 2002, where he successfully led a turnaround in sales performance and helped to grow the company’s cereal market share for the first time in 11 years. In 2000, Mr. Norman became president of Kellogg Canada Inc. and from 1989 to 2000, he held progressively more senior marketing roles at U.S. Morning Foods across France, Canada, Latin America and the U.S. In addition to his time at Kellogg, from 2016 to 2018 Mr. Norman served as a member of the Grocery Manufacturers Association board of directors, where he served on the executive committee. He also served as a Trustee of the Food Marketing Institute Foundation board, from 2016 to 2018. Mr. Norman received a bachelor’s degree with honors in French from Portsmouth Polytechnic.   We believe Mr. Norman is qualified to serve on our Board of Directors because of his branding, business strategy and marketing expertise and experience in the food industry. Mr. Norman is an “Investor Designee” of Heavenly Rx, as defined in the IRA, and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement.

Gregg Reichman

Mr. Reichman has been a director of Jones Soda since February 27, 2023. Mr. Reichman is the Co-Founder of Active Funding Group LLC (“AFG”) a business that focuses on entrepreneurial real estate ventures and on the distressed real estate sector. Under Reichman’s guidance, AFG grew from a startup to a successful private lending company. We believe Mr. Reichman brings to our Board of Directors executive leadership experience and experience with mergers and acquisitions.

Clive Sirkin

Mr. Sirkin has been a director of Jones Soda since August 2019. Mr. Sirkin is a seasoned marketing executive who has held various executive roles in large multinational consumer packaged goods companies. He was most recently the Chief Growth Officer for the Kellogg Company from January 2016 through February 2019. In this capacity he was a member of the company's Executive Committee and was responsible for R&D, innovation, sales, marketing, research and analytics and setting the category strategy for the company. Prior to Kellogg, Clive served as the Chief Marketing Officer of Kimberly-Clark from March 2012 to November 2015, overseeing all marketing across their B2B and B2C divisions. This followed a 16+ year career in advertising at Leo Burnett, where he served in various leadership capacities across multiple geographies culminating in being named Group Managing Director with responsibility for setting the global business strategy for the group. He served on the Global Executive Committee and the Board of the company. Mr. Sirkin currently serves on the Boards of Screendragon ltd., Fyllo Tech, UCAN and 70 Faces Media. He earned a B. Comm. degree from the University of Witwatersrand in South Africa in 1985.  We believe Mr. Sirkin is qualified to serve on our Board of Directors because of his marketing expertise and experience in the food industry. Mr. Sirkin is an “Investor Designee” of Heavenly Rx, as defined in the IRA, and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement.

Chad Bronstein

Mr. Bronstein has been a director of Jones Soda since February 15, 2022. Currently, Mr. Bronstein serves as Chief Executive Officer and Founder of Fyllo, a company providing compliance-first SaaS solutions for highly regulated industries. He also serves as Co-Founder and Chairman of the Board for Tyson 2.0, boxer Mike Tyson’s cannabis company, and Wesana Health, a life science company focused on developing psychedelic treatments to treat traumatic brain injury and mental illness. In addition, he is an investor and partner in Kenan Thompson’s new talent management and production company, Artists for Artists. Previously,  Mr.  Bronstein  served  as the  Chief Revenue Officer of Amobee Inc. after it was acquired by  Adconian Media Group, where he served as Senior  Vice  President  of  North  American  Sales  and  Partnerships.  Mr.  Bronstein  is  also  a  strategic advisor at OpenWeb. He graduated from Miami University in 2009.  We believe Mr. Bronstein brings to our Board of Directors executive leadership experience and a knowledge of the cannabis industry.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages as of the Record Date, except for Mark Murray, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:

NAME	AGE	POSITION
Mark Murray	63	President, Chief Executive Officer and Director
Eric Chastain	52	Chief Operating Officer, President of the Jones Beverage Division, and Corporate Secretary
Joe Culp	31	Interim Chief Financial Officer, Director of Finance, and Principal Financial and Accounting Officer

Eric Chastain

Mr. Chastain was appointed as our Chief Operating Officer effective June 2014 and as the President of the Jones Beverage Division since November 8, 2021. He has been with the Company for 20 years, and previously served as Vice President of Operations of the Company from May 2002 to June 2014. As Chief Operating Officer, Mr. Chastain is responsible for directing the operational aspects of our contract manufacturing, as well as purchasing, logistics, and product development. Additionally, Mr. Chastain leads the international business development for the Company. Prior to joining us, Mr. Chastain had several years of beverage manufacturing experience as Director of Operations. Mr. Chastain attended Washington State University and Central Washington University where he earned a Bachelor of Arts degree in Business Administration.

Joe Culp

Mr. Culp has served as our Interim Chief Financial Officer and Principal Financial Officer since March 2022. He has served in various financial roles since joining us in January 2019, including as Principal Financial Officer from March 8, 2021 to November 23, 2021. Previously, Mr. Culp served as a senior accountant in the audit department of Moss Adams LLP from 2014 to November 2018, performing audits for both public and private companies across various industries including manufacturing, public utilities, financial institutions, health care, and contractors. Mr. Culp received a Bachelor of Arts degree in Accounting and Master's in Accounting, both from Washington State University, and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2022 and 2021, all compensation awarded or paid by us to, or earned by, the following persons (referred to as our “Named Executive Officers” or “NEOs”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($) (2)	Total
Mark Murray	2021	284,375	100,000	59,000	1,200	444,575
President and Chief Executive Officer	2022	313,795	90,000	-	1,800	405,595
Eric Chastain	2021	170,183	33,000	24,500	1,800	229,483
Chief Operating Officer, President of the Jones Beverage Division, and Corporate Secretary	2022	200,000	35,280	25,000	1,800	262,080
Joe Culp	2021	95,000	29,250	24,500	-	148,750
Interim Chief Financial Officer	2022	118,404	16,200	25,000	-	159,604

____________

(1)

Represents the aggregate grant date fair value for awards granted, as applicable, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding the assumptions underlying the valuation of equity awards.

(2)	Consisted of a car allowance and cell phone allowance.

Narrative Disclosure to Summary Compensation Table

The following describes the material factors necessary to understand the compensation disclosed in the Summary Compensation Table.

Mark Murray. Mr. Murray, the Company’s President and CEO had an annual base salary increase to $290,000 from $275,000 effective May 16, 2021. Effective as of February 15, 2022, the Board of Directors approved a cash bonus for Mr. Murray in the amount of $100,000 based on the Company’s 2021 performance.  On May 27, 2022, the Company entered into an employment agreement with Mark Murray (the “Murray Employment Agreement”), pursuant to which Mr. Murray’s was entitled to receive a base salary of $330,000 and is eligible to receive an annual cash bonus of at least $100,000 (the “Annual Bonus”) in the event that the Company achieves annual revenues in any full fiscal year of at least $19,900,441 (calculated in accordance with Generally Accepted Accounting Principles in the United States) (the “Revenue Target”) and at least ($495,066) in annual adjusted EBITDA (as calculated in a manner consistent with the calculation of adjusted EBITDA in the previous fiscal year) (the “EBITDA Target”). The Annual Bonus is to be adjusted upward by $2,500 for each 1% that the Company’s actual annual revenues and adjusted EBITDA exceed the Revenue Target and the EBITDA Target, up to a maximum of $50,000 (the total Annual Bonus paid in any given year shall not exceed $150,000). The amount of the Annual Bonus is to be calculated based on the financial results of the Company’s soda business that was conducted by the Company as of the effective date of the Murray Employment Agreement and will not include the financial results of any acquired entities or the businesses of any successor entity to the Company. If Mr. Murray's employment is terminated by the Company "Without Cause" or if Mr. Murray resigns for "Good Reason" (each as defined in the Murray Employment Agreement), he will be entitled to receive in addition to all earned and unpaid base salary and accrued but unused vacation, severance benefits consisting of twelve (12) months of his then current base salary, and reimbursement for continuation of his health insurance coverage, as permitted by the Consolidated Omnibus Budget Reconciliation Act, for twelve (12) months following termination, in each case subject to Mr. Murray executing a separation agreement and general release.

Pursuant to the terms of the Murray Employment Agreement, the Board granted to Mr. Murray one million eight hundred thousand (1,800,000) restricted stock units (the “RSUs”), which were to vest as follows with a February 15, 2022 vesting commencement date (the “Vesting Commencement Date”), in each case subject to Mr. Murray’s continued service through the applicable time vesting date: (1) 600,000 of the RSUs were to vest on the six (6) month anniversary of the Vesting Commencement Date, (2) 600,000 of the RSUs were to vest on the fifteen (15) month anniversary of the Vesting Commencement Date, and (3) the remaining 600,000 of the RSUs were to vest on the thirty (30) month anniversary of the Vesting Commencement Date. However, on December 30, 2022, the Company entered into a rescission agreement with Mr. Murray, whereby each of the Company and Mr. Murray agreed to rescind and cancel for no consideration all 1,200,000 currently outstanding RSUs previously granted to Mr. Murray as well as all 600,000 shares of the Company’s common stock previously issued to Mr. Murray as a result of the vesting of 600,000 RSUs in August 2022. On February 15, 2023, in connection with the terms of the Murray Employment Agreement the Board granted 1,800,000 RSUs to Mark Murray that vest into shares of the Company’s common stock on a one-for-one basis in accordance with the following vesting schedule: (i) 600,000 RSUs on February 15, 2023, (ii) 600,000 RSUs on May 15, 2023, and (iii) 600,000 RSUs on August 15, 2024.

Eric Chastain. Mr. Chastain has served as our Chief Operating Officer since June 2014, as Corporate Secretary since December 2015 and as the President of the Jones Beverage Division since November 8, 2021. Mr. Chastain previously served as Vice President of Operations from 2002 until June 2014 when he was promoted to Chief Operating Officer. On February 16, 2023, upon the recommendation of the Company’s Compensation and Governance Committee Mr. Chastain’s annual base salary was increased from $200,000 per year to $208,000 per year, retroactively effective as of January 1, 2023. Effective as of February 28, 2023, the Board of Directors approved a cash bonus for Mr. Chastain in the amount of $36,000 related to 2022 performance. In February 2022, we awarded to Mr. Chastain stock options to purchase 50,000 shares of the Company’s common stock, which have an exercise price of $0.50 per share and vest as follows:  (i) 25% vest on the first anniversary of the vesting commencement date and (ii) an additional 1/48th vest at the conclusion of each additional one-month period thereafter, in each case subject to Mr. Chastain’s continued employment with us. In addition, in connection with his performance, in March 2021, we awarded to Mr. Chastain stock options to purchase 50,000 shares of the Company’s common stock, which have an exercise price of $0.49 per share and vest as follows:  (i) 25% vest on the first anniversary of the vesting commencement date and (ii) an additional 1/48th vest at the conclusion of each additional one-month period thereafter, in each case subject to Mr. Chastain’s continued employment with us. During 2021 and 2020, Mr. Chastain was paid a $150 per month cell phone allowance.

Joe Culp. Mr. Culp has served as Interim Chief Financial Officer and Principal Accounting Officer since March 15, 2022, and our Director of Finance since January 1, 2023. Previously, Mr. Culp served as our Controller and Principal Accounting Officer from March 8, 2021. He has served in various financial roles since joining us in January 2019, including as Principal Financial Officer from March 8, 2021 to November 23, 2021. Effective as of January 1, 2023, Mr. Culp’s annual base salary was increased from $120,000 to $130,200. In addition, effective February 28 2023, the Board approved a cash bonus in the amount of $16,200 for Mr. Culp. In addition, in February 2022, we awarded to Mr. Culp stock options to purchase 50,000 shares of the Company’s common stock, which have an exercise price of $0.50 per share and vest as follows:  (i) 25% vest on the first anniversary of the vesting commencement date and (ii) an additional 1/48th vest at the conclusion of each additional one-month period thereafter, in each case subject to Mr. Culp’s continued employment with us. In addition, in connection with his performance, in March 2021, we awarded to Mr. Culp stock options to purchase 50,000 shares of the Company’s common stock, which have an exercise price of $0.49 per share and vest as follows: (i) 25% vest on the first anniversary of the vesting commencement date and (ii) an additional 1/48th vest at the conclusion of each additional one-month period thereafter, in each case subject to Mr. Chastain’s continued employment with us.

Outstanding Equity Awards at Fiscal Year-End 2021 Table

The following table presents information about outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable		Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark Murray (1)	5/18/2021	100,000		—	$0.59	5/18/2031
	11/3/2020	400,000	(4)	—	0.17	11/3/2030
	11/3/2020	100,000	(4)	—	0.17	11/3/2030
Eric Chastain (2)	2/3/2022	—		50,000	0.50	2/3/2032
	3/23/2021	50,000	(4)	—	0.49	3/23/2031
	3/26/2020	50,000	(4)	—	0.22	3/26/2030
	3/6/2018	25,000	(4)	—	0.35	3/6/2028
	3/6/2018	25,000	(4)	—	0.35	3/6/2028
	12/8/2016	50,000		—	0.49	12/8/2026
	12/8/2016	50,000		—	0.49	12/8/2026
	11/18/2015	50,000		—	0.41	11/18/2025
	12/12/2013	50,000		—	0.47	12/12/2023
	1/24/2013	100,000		—	0.27	1/24/2023
Joe Culp (3)	2/3/2022	—		50,000	0.50	2/3/2032
	3/23/2021	50,000	(4)	—	0.49	3/23/2031
	11/5/2019	25,000	(4)	—	0.40	11/5/2029
	1/24/2019	25,000	(4)	—	0.28	1/24/2029

__________________

(1)

Mr. Murray's stock options vest as follows (in each case, subject to Mr. Murray’s continued service with the Company):

•100,000 stock options granted in May 2021 all vested in 2022 in connection with certain quantitative performance metrics that were met;

•400,000 stock option granted in November 2020 vest over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter, and

•100,000 stock options granted in November 2020 were fully vested upon grant.

(2)

Mr. Chastain's stock options vest as follows (in each case, subject to Mr. Chastain’s continued service with the Company):

• Stock options granted in February 2022 vest over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•Stock options granted in March 2021 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•Stock options granted in March 2020 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•For the stock options granted in March 2018, 50% vest over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter; and 50% vested in March 2019 after certain performance metrics were met;

•Stock options granted in December 2016 vested in 2017 as certain quantitative performance metrics were met;

•Stock options granted in December 2016 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•Stock options granted in November 2015 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•2013 stock option granted in December 2013 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•Stock options granted in January 2013 vested and became exercisable at a rate of 1/24 each month and became fully exercisable on the two-year anniversary of the date of grant subject his continuous service; and

(3)

Mr. Culp's stock options vest as follows (in each case, subject to Mr. Culp’s continued service with the Company):

•Stock options granted in February of 2022 vest over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

Stock options granted in March 2021 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•Stock options granted in November 2019 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter; and

•Stock options granted in January 2019 vested over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter.

(4)

As described more fully below in the Additional Narrative Disclosure Section regarding the Company’s 2011 Incentive Plan (the “2011 Plan”), the vesting of this award was accelerated by the Company’s Board of Directors on September 30, 2021 and became fully vested upon the closing of the statutory plan of arrangement (the “Plan between the Company, Pinestar Gold Inc. and SOL Global Investments in February 2022.

Additional Narrative Disclosure

On September 30, 2021, the Board of Directors upon the recommendation of the Compensation Committee, approved an amendment to the 2011 Plan to decrease the number of shares of common stock available for issuance pursuant to future awards under the 2011 Plan from 4,785,597 shares of common stock to 2,500,000 shares of common stock. In addition, the Board of Directors approved an amendment to the outstanding awards previously granted under the 2011 Plan to provide that upon the closing of the Plan of Arrangement, the vesting of all awards outstanding as of September 30, 2021 shall be accelerated, and such awards shall thereafter become immediately vested in full and the restrictions thereon shall lapse.

On March 15, 2022, our Board of Directors adopted our 2022 Omnibus Equity Incentive Plan (the “2022 Plan”), which became effective upon approval by our shareholders on May 16, 2022. Under the 2022 Plan, the sum of (i) 10,000,000 shares of the Company’s common stock, plus (ii) the number of shares of common stock reserved, but unissued under the 2011 Plan, plus (iii) the number of shares of common stock underlying forfeited awards under the 2011 Plan are initially available for issuance of awards under the Plan. The Company may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock under the 2022 Plan. The 2022 Plan is administered by the Compensation Committee.

Compensation Practices

We have evaluated the risks arising from our compensation policies and practices for our employees and concluded that such risks are not reasonably likely to have a material adverse effect on the Company. In this regard, the following factors, among others, were considered:

●	Compensation is in line with the Company’s business plan and discourages inappropriate risk-taking for short-term gains;

●

Long-term incentive compensation is primarily in the form of stock options that generally vest over multiple year periods, thereby aligning the interests of management and other key employees with the long-term interests of our shareholders;

●	Annual cash bonuses are discretionary and are not governed by a fixed formula; and

●	Sales commissions are not an element of our compensation practices for our Named Executive Officers or other senior management.

Director Compensation

The following table sets forth information with respect to compensation paid by us to our non-employee directors (all directors except for Mr. Murray) during the last completed fiscal year ended December 31, 2022:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value &
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Jeff Anderson(3)	6,875	-	- (4)	-	-	-	6,875
Michael Fleming(5)	5,875	-	- (4)	-	-	-	5,875
Alex Spiro(6)	-	18,550(7)	-	-	-	-	18,550
Chad Bronstein	-	- (8)	-	-	-	-	-
Jamie Colbourne	-	- (8)	-	-	-	18,640(9)	18,640
Clive Sirkin	-	18,400	25,000	-	-	-	43,400
Paul Norman	-	- (8)	25,000	-	-	9,320(10)	34,320

(1)

The amounts in this column represent the aggregate grant date fair values for stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") for awards granted during the current year. For a discussion of valuation assumptions, see Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)

The amounts in this column represent the aggregate grant date fair values for stock option awards, computed in accordance with FASB ASC Topic 718 for awards granted during the current year. For a discussion of valuation assumptions, see Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)	Jeff Anderson resigned from the Board on February 15, 2022.
(4)	Does not include 37,037 stock options granted to each of Jeff Anderson and Michael Fleming in January 2022 (with a grant date fair value of $25,000 each), which were canceled prior to vesting in connection with the resignations of each of Jeff Anderson and Michael Fleming in February 2022.
(5)	Michael Fleming resigned from the Board on February 15, 2022.
(6)	Alex Spiro resigned from the Board on September 13, 2022.
(7)

In connection with the resignation of Mr. Spiro from the Board, the Board accelerated the vesting of 70,000 RSUs held by Mr. Spiro, representing 50% of the 140,000 RSUs currently held by Mr. Spiro that were scheduled to vest on February 15, 2023.

(8)

Does not include RSUs granted during the fiscal year end December 31, 2022 and any underlying shares of the Company’s common stock received upon the vesting of such RSUs, all of which were rescinded and cancelled for no consideration pursuant to the terms of a rescission agreement dated December 30, 2022.

(9)

On May 13, 2022, the Company transferred to Mr. Norman warrants to acquire 200,000 shares of the Company’s common stock at an exercise price of $0.0466 ($0.0602 Canadian) per share, exercisable until March 1, 2024, in consideration of Mr. Norman’s service to Company in connection with the successful completion of the Plan of Arrangement.

(10)

On May 13, 2022, the Company transferred to Mr. Colbourne warrants to acquire 400,000 shares of the Company’s common stock at an exercise price of $0.0466 ($0.0602 Canadian) per share, exercisable until March 1, 2024, in consideration of Mr. Colbourne’s service to Company in connection with the successful completion of the Plan of Arrangement.

Prior to 2022, compensation to our non-employee directors consisted of cash and stock options , which was intended to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Compensation Committee and the Board of Directors considered the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the Board of Directors.

In 2022, the Board amended its policy concerning non-employee director compensation by replacing cash and stock option consideration with the granting of RSUs to non-employee directors for their services on the Board. In connection with such policy, on May 13, 2022, the Board granted 210,000 RSUs to each of Jamie Colbourne and Paul Norman, as consideration for their services provided in connection with the successful completion of the Plan of Arrangement. One third of these RSUs vested on August 15, 2022, and the remaining RSUs were to vest in equal amounts on May 15, 2023 and August 15, 2023. The Board also granted Clive Sirkin 80,000 shares of common stock as consideration for Mr. Sirkin’s services previously provided to the Board.

Additionally, on May 27, 2022 the Board approved the grant of 540,000 RSUs to each of Paul Norman and Jamie Colbourne as consideration for their previous service on the Board, of which 180,000 vested on August 15, 2022, with the remaining RSUs vesting in accordance with the following vesting schedule: (i) 180,000 RSUs on May 15, 2023, and (ii) 180,000 RSUs on August 15, 2024.

Further on May 27, 2022, the Board approved RSUs grants to the following non-employee directors as consideration for their service on the Board:

●	420,000 RSUs to each Alex Spiro and Chad Bronstein which were scheduled to vest in equal amounts on February 15, 2023, February 15, 2024 and February 15, 2025;
●	120,000 RSUs to each of Paul Norman and Jamie Colbourne, which were scheduled to vest in equal amounts on February 15, 2023, February 15, 2024 and February 15, 2025; and
●

540,000 RSUs to Clive Sirkin, of which 140,000 vested on August 15, 2022, and the remaining were scheduled to vest according to the following vesting schedule: (i) 40,000 RSUs on February 15, 2023, (ii) 140,000 on May 15, 2023, (iii) 40,000 on February 15, 2024, (iv) 140,000 on August 15, 2024, and (v) 40,000 on February 15, 2025

On December 30, 2022, primarily due to tax considerations, the Company entered into rescission agreements (the “Rescission Agreements”) with each of Chad Bronstein, Clive Sirkin, Jamie Colbourne, and Paul Norman. Under the terms of the Rescission Agreements, the Company and each of these members of the Board of Directors agreed to rescind and cancel for no consideration all currently outstanding RSUs previously granted during 2022 as well as all shares of the Company’s common stock previously issued as a result of the vesting of certain RSUs in August 2022.

In 2023, the Board decided to amend its policy concerning non-employee director compensation to go back to combination of cash and stock options and on February 15, 2023 the Board granted the following stock options under the 2022 Plan to non-employee directors as consideration for their service on the Board:

●

420,000 stock options to Chad Bronstein with an exercise price of $0.26 per share and the following vesting schedule: (i) 140,000 stock options vested upon issuance, (ii) 140,000 stock options will vest on February 15, 2024, and (iii) the remaining 140,000 stock options will vest on February 15, 2025;

●

750,000 stock options to Paul Norman with an exercise price of $0.26 per share and the following vesting schedule: (i) 250,000 stock options vested upon issuance, (ii) 250,000 stock options will vest on May 15, 2023, and (iii) the remaining 250,000 stock options will vest on August 15, 2024;

●

120,000 stock options to Paul Norman as consideration for his service as Chair of the Board, with an exercise price of $0.26 per share and the following vesting schedule: (i) 40,000 stock options vested upon issuance, (ii) 40,000 stock options will vest on February 15, 2024, and (iii) the remaining 40,000 stock options will vest on February 15, 2025;

●

750,000 stock options to Jamie Colbourne with an exercise price of $0.26 per share and the following vesting schedule: (i) 250,000 stock options vested upon issuance, (ii) 250,000 stock options will vest on May 15, 2023, and (iii) the remaining 250,000 stock options will vest on August 15, 2024;

●

120,000 stock options to Jamie Colbourne as consideration for his service as Chair of the Audit Committee, with an exercise price of $0.26 per share and the following vesting schedule: (i) 40,000 stock options vested upon issuance, (ii) 40,000 stock options will vest on February 15, 2024, and (iii) the remaining 40,000 stock options will vest on February 15, 2025;

●

420,000 stock options to Clive Sirkin with an exercise price of $0.26 per share and the following vesting schedule: (i) 140,000 stock options vested upon issuance, (ii) 140,000 stock options will vest on May 15, 2023, and (iii) the remaining 140,000 stock options will vest on August 15, 2024; and

●

120,000 stock options to Clive Sirkin as consideration for his service as Chair of the Compensation and Governance Committee, with an exercise price of $0.26 per share and the following vesting schedule: (i) 40,000 stock options vested upon issuance, (ii) 40,000 stock options will vest on February 15, 2024, and (iii) the remaining 40,000 stock options will vest on February 15, 2025.

Additionally, on February 15, 2023, the Board approved the following one-time cash payments to the then current non-employee directors on the Board: (i) Chad Bronstein - $21,000; (ii) Clive Sirkin - $30,000; (iii) Jamie Colbourne - $32,000; and (iv) Paul Norman - $35,000.

On April 3, 2023, the Board, upon the recommendation of the Compensation Committee granted the following stock options to Gregg Reichman in connection with his appointment to the Board:

●

140,000 stock options with an exercise price of $0.236 per share and the following vesting schedule: (i) 47,000 stock options on April 3, 2024, (ii) 47,000 stock options on April 3, 2025, and (iii) the remaining 46,000 stock options on April 3, 2026;

●

120,000 stock options as consideration for his service as the Chair of the Mergers and Acquisitions and Investment Committee of the Board, with an exercise price of $0.236 per share and the following vesting schedule: (i) 40,000 stock options on April 3, 2024, (ii) 40,000 stock options on April 3, 2025, and (iii) the remaining 40,000 stock options on April 3, 2026;

Additionally, on April 3, 2023, the Board approved a one-time cash payment of $30,000 to Mr. Reichman of which $25,000 was for service on the Board and the remaining $5,000 was for service as the chair of a committee of the Board.

In addition to cash and stock-based compensation, non-employee directors are reimbursed for their out-of-pocket expenses, in accordance with our reimbursement policies, incurred in attending meetings of the Board of Directors and committee meetings and conferences with our management. We also maintain liability insurance for all of our directors and executive officers.

PAY VERSUS PERFORMANCE

The table below shows for 2021 and 2022 the “total” compensation for Mark Murry, our principal executive officer (our “PEO”) and our other Named Executive Officers from the Summary Compensation Table above; the “Compensation Actually Paid” to those officers calculated using rules required by the SEC; our total shareholder return; and our net income. “Compensation Actually Paid” does not represent the value of shares received by the officers during the year, but rather is an amount calculated under Item 402(v) of Regulation S-K.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually paid to Non-PEO NEOs (1)($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (2)	Net loss (In thousands) ($) (3)
2022	405,595	361,845	210,842	194,084	36	(6,404)
2021	444,575	658,508	189,116	301,337	316	(1,811)

(1)  Reflects compensation actually paid to our PEO and non-PEO NEOs in 2022 and 2021, consisting of the respective amounts set forth in column (b) and (d) of the table above, adjusted as set forth in the following table, as determined in accordance with SEC rules:

	2022 – PEO ($)	2021 – PEO ($)	2022 -Non-PEO NEOs ($)	2021-Non-PEO NEOs ($)
Summary Compensation Table (“SCT”) Total Compensation	405,595	444,575	210,842	189,116
Deduct: Amounts Reported under the "Option Awards" Column in the SCT	-	(59,000)	(25,000)	(24,500)
Add: Fair Value of Awards Granted during the year that Remain Unvested as of Year-end	-	59,000	25,000	24,500
Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding & Unvested as of Year-end	-	145,542	-	103,568
Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(43,750)	68,391	(16,758)	8,653
Compensation Actually Paid	361,845	658,508	194,084	301,337

(2) For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the Company for the measurement periods ending on December 31, 2022, and December 31, 2021.

(3) Reflects “Net loss” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2022, except as set forth herein, we were not a party to any transactions in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our shares of common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On January 6, 2022 we executed a contract with Julianna Pena for sponsorship services in which we paid Ms. Pena $100,000 during 2022 along with a 10% Royalty for the sale of the Julianna Pena “Crushed Melon” product, which resulted in Ms. Pena earning approximately $136,000 during the year ended December 31, 2022.

On February 9, 2022, current director Chad Bronstein and former director Alexander Spiro purchased, prior to becoming directors on our Board of Directors, an aggregate principal amount of $100,000 and $400,000, respectively, of 3.00% unsecured convertible debentures (“Contingent Convertible Debentures”) of the Company, which on May 16, 2022, were converted into units of our Company at a conversion price of $0.50 per unit, with each unit consisting of one share of our common stock and one share purchase special warrant of our Company (each a “Special Warrant”). Consequently, Chad Bronstein received 200,000 shares of our common stock and 200,000 Special Warrants and Alexander Spiro received 800,000 shares of our common stock and 800,000 Special Warrants in connection with the conversion of the Contingent Convertible Notes. Each Jones Special Warrant is exercisable into one share of our common stock at a price of $0.625 per share for a period of 24 months from the date of issuance.

Jamie Colbourne, a former director and the former Chairman of our Board of Directors and former Interim Chief Financial Officer, Mark Murray, our President and Chief Executive Officer and a member our Board of Directors, former director Jeffrey Anderson, current director Clive Sirkin and current Chairman of the Board Paul Norman, each acquired $200,000 in subscription receipts in Pinestar Gold Inc., and consequently each of these related persons acquired 400,000 shares of our common stock and 400,000 Special Warrants in connection with the closing of the Plan of Arrangement transaction on February 15, 2022. The issuance of our shares of common stock and the Special Warrants to these related parties was approved by the Company’s Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of the Record Date certain information regarding the beneficial ownership of our outstanding common stock by the following persons or groups:

●	each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock;

●	the Named Executive Officers identified in the Summary Compensation Table above;

●	each of our directors; and

●	all of our directors and executive officers as a group.

As of the Record Date, there were 100,623,135 shares of common stock issued and outstanding. Unless otherwise indicated, each person's address is c/o Jones Soda Co., 4786 1st Avenue South, Suite 103, Seattle, WA 98134.

Beneficial ownership is determined in accordance with SEC rules and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated and subject to community property laws where applicable, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

	Beneficial Ownership of Common Stock (1)
Name and Address of Beneficial Owner	No. of Shares		Securities Currently Exercisable or Within 60 Days		Total Beneficial Ownership		Percent of Total
5% Owners
Heavenly Rx Ltd.	9,000,000		—		9,000,000		8.9%
SOL Verano Blocker 1 LLC	14,796,380	(2)	8,855,035	(3)	23,651,415		21.6%
Executive Officers and Directors
Mark Murray, President and Chief Executive Officer	810,000		2,200,000	(4)	3,010,000		2.9%
Eric Chastain, Chief Operating Officer and Corporate Secretary	50,015		465,625		515,640		*
Joe Culp, Interim Chief Financial Officer	—		115,625		115,625		*
Clive Sirkin, Director	2,000,211		942,372	(5)	2,942,583		2.9%
Chad Bronstein, Director	200,740		340,740	(6)	541,480		*
Paul Norman, Director	1,665,152		1,362,372	(7)	3,027,524	(8)	3.0%
Gregg Reichman	515,671	(9)	—		515,671		*
All current directors and executive officers as a group (7 persons)(10)	5,241,789		5,426,734		10,668,523		10.5%

* Less than one percent
(1) The table is based upon information supplied by such principal shareholders, executive officers and directors.

(2) Includes 281,345 shares of the Company’s common stock held directly by SOL Global Investments Corp. (“SOL Global”) and 16,015,035 shares of common stock held by SOL Verano Blocker 1 LLC, a wholly-owned subsidiary of SOL Global. Based on a Form 4 filed with the SEC on May 27, 2022.

(3) Consists of Special Warrants held by Sol Verano Blocker 1 LLC exercisable into shares of the common stock at an exercise price of $0.625 per share.

(4) Consists of 1,200,000 RSUs, 100,000 stock options with an exercise price of $0.59 per share, 400,000 Special Warrants with an exercise price of $0.062 per share, and 500,000 stock options with an exercise price of $0.165 per share.

(5) Consists of 320,000 stock options with an exercise price of $0.26 per share, 400,000 Special Warrants with an exercise price of $0.062 per share, 37,037 stock options with an exercise price of $0.675 per share, 104,690 stock options with an exercise price of $0.2388, per share, and 80,645 stock options with an exercise price of $0.31 per share.

(6) Consists of 140,000 stock options with an exercise price of $0.26 per share and 200,740 Special Warrants, with an exercise price of $0.062 per share.

(7) Consists of 540,000 stock options with an exercise price of $0.26 per share, 400,000 Special Warrants with an exercise price of $0.062 per share, 200,000 share purchase warrants with an exercise price of $0.0602(Canadian) per share, 37,037 stock options with an exercise price of $0.675 per share, 104,690 stock options with an exercise price of $0.2388, per share, and 80,645 stock options with an exercise price of $0.31 per share.

(8) The securities are owned by Paul Timothy Norman Trust. Paul Norman is the Trustee of Paul Timothy Norman Trust and in such capacity has the right to vote and dispose of the securities held by such trust.

(9) Includes 510,071 shares of the Company’s commons tock directly held by Mr. Reichman and 5,600 shares held by Mr. Reichman’s spouse.
(10) Consists of Messrs. Bronstein, Norman, Sirkin, Reichman Chastain, Murray, and Culp.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules promulgated thereunder, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, also known as the “say-on-pay vote”, as described below.

The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation philosophy is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers. Before voting on this Proposal 2, you are urged to read the section of this proxy entitled “Executive Compensation”.

Because your vote is advisory, it will not be binding on our Board of Directors, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, our Board of Directors and our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a shareholder vote at the Annual Meeting:

RESOLVED that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Summary Compensation Table and related compensation tables, narrative disclosure and other related tables and disclosure.

Unless the Board of Directors modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2024 annual meeting of shareholders.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2023

The Board requests that our shareholders ratify the appointment of Armanino LLP (“Armanino”) to serve as our independent registered public accounting firm for the year ending December 31, 2023. Armanino has acted as our principal accountant since 2021 and served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.

A representative of Armanino is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with the Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K for the year ended December 31, 2022, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Accountant Fees and Services

The following table sets forth the aggregate fees billed by our current independent accountants, Armanino, for professional services rendered in the fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees (1)	$376,901	$94,500
Audit-Related Fees (2)	—	—
Tax fees (3)	60,098	16,050
All Other Fees (4)	—	—

The following table sets forth the aggregate fees billed by our former independent accountants, BDO LLP, for professional services rendered in the fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees (1)	$—	$30,200
Audit-Related Fees (2)	—	—
Tax fees (3)	—	35,845
All Other Fees (4)	—	—

(1)

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings, including without limitation, our Registration Statement on Form S-1 (previously on Form S-3).

(2)	“Audit-Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” generally represents fees for products and services provided to the Company that are not otherwise reported in the table.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by our independent accountants for 2022 was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter requires that the Audit Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent accountants. In addition, the charter requires the Audit Committee to pre-approve all additional non-audit matters, if any, to be provided by the independent accountants.

Changes in our Accountants

Resignation of Independent Registered Public Accounting Firm

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 15, 2021, BDO USA, LLP (“BDO”), the former independent registered public accounting firm of the Company, resigned as the Company’s independent registered public accounting firm effective as of September 9, 2021. BDO audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019. The report of BDO on such financial statements contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern. The reports of BDO on the financial statements of the Company for the fiscal years ended December 31, 2020 and 2019, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the going concern matter.

During the Company’s fiscal years ended December 31, 2020 and 2019, and through the interim period ended September 9, 2021, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s the fiscal years ended December 31, 2020 and 2019, and the interim period ended September 9,2021, BDO did not advise the Company of any reportable events specified in Item 304(a)(1)(v) of Regulation S-K with respect to the Company.

In addition, the Company previously provided BDO with a copy of the disclosure in the Current Report on Form 8-K and requested that it furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the above statements and, if it did not agree, the respects in which it did not agree. A copy of the letter from BDO was filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on September 15, 2021.

Engagement of Independent Registered Public Accounting Firm

As previously disclosed in a Current Report on Form 8-K filed with the SEC on October 6, 2021, the Audit Committee approved and the Company appointed Armanino as its independent registered public accounting firm.   During the Company’s two most recently completed fiscal years and through the date of engagement of Armanino, neither the Company nor anyone on behalf of the Company consulted with Armanino regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent registered public accounting firm (our “independent accountants”), Armanino LLP  (“Armanino”), was engaged on September 9, 2021 and is responsible for performing an independent audit of our consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing their report.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2022 with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants the independent accountants' independence.

Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Jamie Colbourne, Chair

Clive Srikin

Chad Bronstein

Gregg Reichman

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as householding, potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Corporate Secretary at (206) 624-3357, or submit a request in writing to our Corporate Secretary, Jones Soda Co., PO Box 80526, Seattle, WA 98108. Shareholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.

Annual Reports on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2022 may be obtained without charge by writing to the Corporate, Jones Soda Co., PO Box 80526, Seattle, WA 98108.

By Order of the Board of Directors

/s/ Paul Norman
Paul Norman
Chairman of the Board of Directors

April 6, 2023

JONES SODA CO.®

JONES SODA CO.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 14, 2023. Have your proxy card and your control number (indicated below) available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/JSDA2023**
You may attend the Meeting via the internet and vote during the Meeting. Have your control number (indicated below) available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 14, 2023. Have your proxy card and control number (indicated below) available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Mark Murray 02) Paul Norman 03) Gregg Reichman 04) Clive Sirkin 05) Chad Bronstein

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2.	A non-binding advisory resolution on our executive compensation as represented in the proxy statement ("say-on-pay").	☐	☐	☐
3.	Ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

0000607330_1 R1.0.0.6

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement amd Form 10-K are available at www.proxyvote.com

JONES SODA CO.
Annual Meeting of Shareholders
May 15, 2023, 9:00 a.m.
This proxy is solicited by the Board of Directors

You will only be able to attend the meeting virtually via live webcast at www.virtualshareholdermeeting.com/JSDA2023.

The undersigned shareholder of Jones Soda Co., a Washington corporation (the "Company"), hereby appoints Mark Murray and Paul Norman, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2023 Annual Meeting of Shareholders (the "Shareholder Meeting") to be held by virtual meeting on May 15, 2023, at 9:00 a.m. local time, live via the Internet. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/JSDA2023 on May 15, 2023, at 9:00 a.m. local time, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy Card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE COMPANY'S NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board.

0000607330_2 R1.0.0.6

Continued and to be signed on reverse side

JONES SODA CO.®

JONES SODA CO.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

Your **Vote** Counts!

JONES SODA CO.

2023 Annual Meeting

Vote by May 14, 2023

11:59 PM ET

You invested in JONES SODA CO. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 15, 2023.**

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 01, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 15, 2023
9:00 AM LST

Virtually at:
www.virtualshareholdermeeting.com/JSDA2023

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Mark Murray 03) Gregg Reichman 05) Chad Bronstein 02) Paul Norman 04) Clive Sirkin	For
2.	A non-binding advisory resolution on our executive compensation as represented in the proxy statement ("say-on-pay").	For
3.	Ratification of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".